                                                                    Exhibit 10.9


                                    AGREEMENT

                         dated as of September 30, 1998

                                  BY AND AMONG

                   PEABODY NATURAL RESOURCES COMPANY ("PNRC"),
                         a Delaware general partnership,

                        GALLO FINANCE COMPANY ("Gallo"),
                           a Delaware corporation and

                         CHACO ENERGY COMPANY ("Chaco"),
                            a New Mexico corporation

                                      INDEX

Section                                                                  Page

         RECITALS                                                          1
1        Sale and Purchase of the Assets
1.1      Assets                                                            2
1.2      Closing Date                                                      2
1.3      Disclaimer of Warranties                                          2
2        Prepayment of Advance Royalties and Purchase Price; Payment of
         Net Payment
2.1      Prepayment of Advance Royalties                                   3
2.2      Adjustment to Net Payment                                         4
2.3      Payment at Closing                                                4
3        Representations and Warranties
3.1      Chaco's Representations and Warranties                            5
3.2      Gallo's and PNRC's Representations and Warranties                 9
4        Due Diligence                                                    11
5        Covenants of Chaco
5.1      Conduct of Business Pending Closing                              12
5.2      Access                                                           12
5.3      Certain Electric Power Options                                   13
5.4      Consents Not Obtained                                            13
5.5      Delivery and Maintenance of Records                              13
5.6      No Liquidation, Dissolution or Bankruptcy                        14

6        Conditions Precedent
6.1      Gallo's and PNRC's Conditions                                    14
6.2      Chaco's Conditions                                               15
7        Closing
7.1      The Closing                                                      16
7.2      Documents to be Delivered at Closing                             16
7.3      Execution of Assignment, Notice, and Transfer Documents          17

7.4      Payment of Net Payment                                           17
8        Assumptions by Gallo                                             17
9        Tax Prorations                                                   18
10       Termination
10.1     Termination Events                                               19
10.2     Effect of Termination                                            19
11       Survival, Indemnification and Liability
11.1     Survival                                                         19
11.2     Gallo's and PNRC's Indemnification                               19
11.3     Chaco's Indemnification                                          20
11. 4    Release and Covenant Not to Sue by Gallo and PNRC                20
11.5     Release and Covenant Not to Sue by Chaco                         21
11.6     Limitation of Liability                                          21
12       Further Assurances                                               21
13       Access to Records by Chaco                                       22
14       Notices                                                          22
15       Assignment                                                       22
16       Governing Law                                                    23
17       Expenses and Fees                                                23
18       Integration                                                      23
19       Modification                                                     23
20       Independent Investigation                                        23
21       Multiple Originals                                               24
22       Announcements                                                    24
23       Negotiation of Agreement                                         25

                       EXHIBITS, ATTACHMENTS AND SCHEDULES

EXHIBIT A      Schedule of Contracts
EXHIBIT B      Description of Properties
EXHIBIT C      Description of Other Interests
ATTACHMENT I   Assignment, Conveyance, Assumption, Consent And Release Agreement
ATTACHMENT II  Special Warranty Deed

2

                                    AGREEMENT

      THIS AGREEMENT ("Agreement") is made effective as of the 30th day of September, 1998 (the "Effective Date") between Chaco Energy Company, a New Mexico corporation ("Chaco"), Peabody Natural Resources Company, a Delaware general partnership (formerly called Hanson Natural Resources Company) ("PNRC") and Gallo Finance Company, a Delaware corporation and an affiliate of PNRC ("Gallo"). Chaco, PNRC and Gallo will be individually referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS:

      WHEREAS, Chaco is the lessee under that certain Coal Lease dated and effective as of April 15, 1977 from Hospah Coal Company, as lessor, to Chaco, as amended by Modification No. 1 dated February 12, 1981, as amended and restated by Modification No. 2 effective as of February 28, 1990, and as further amended by Amendment To Coal Lease dated June 25, 1993 (the Coal Lease, as so amended, being referred to in this Agreement as the "Lease"); Memoranda of the Lease being recorded with the Clerk of McKinley County, New Mexico in Book 47 of Leases, Pages 338 through 342; in Book 52 of Leases, Pages 302 through 305; and in Book 1 COMP, Pages 6051 through 6054; and

      WHEREAS, PNRC has succeeded to the rights of Hospah Coal Company as lessor under the Lease; and WHEREAS, Chaco is a wholly-owned subsidiary of Texas Utilities Company ("TUC"), which assured the performance of certain of Chaco's obligations under the Lease pursuant to that surety agreement dated April 15, 1977, as amended and restated by Amended and Restated Surety Agreement effective February 28, 1990 between TUC and Hospah Coal Company (the original surety agreement, as amended and restated, being referred to in this Agreement as the "Surety Agreement"); and

      WHEREAS, Chaco wishes to prepay the net present value of all remaining advance royalties that may become payable under the Lease and PNRC wishes to accept such payment; and

      WHEREAS, Gallo wishes to acquire from Chaco and to assume all obligations and liabilities on or after the Closing Date with respect to, and Chaco wishes to assign to Gallo, all of Chaco's interest in: (i) the Lease, (ii) certain related contracts and (iii) certain related properties in McKinley County, New Mexico; and Gallo and PNRC wish to release Chaco and TUC from: (a) all such obligations and liabilities relating to the Lease, the contracts, the properties; and (b) the Surety Agreement, as hereinafter described.

      NOW, THEREFORE, in consideration of the premises, together with other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all Parties, Chaco, PNRC and Gallo agree as follows:

1. Sale and Purchase of the Assets.

            1.1 Assets. Subject to the terms and conditions in this Agreement, Chaco agrees to sell, assign, convey and deliver to Gallo, and Gallo agrees to accept and receive and to pay $27,500,000.00 (the "Purchase Price") for, all of Chaco's interest in and to the following (collectively, the "Assets"):

                  1.1.1 the Lease;

                  1.1.2 the contracts (the "Contracts") described in Exhibit A attached to and made a part of this Agreement;

                  1.1.3 certain surface lands, oil, gas, coal, mineral and other interests in McKinley County, New Mexico (the "Properties"), which are described in Exhibit B attached to and made a part of this Agreement; and

                  1.1.4 certain coal leases and rights of way (the "Other
            Interests"), which are described in Exhibit C attached to and made a part of this Agreement.

            1.2 Closing Date. The transfer of the Assets from Chaco to Gallo will occur and be effective at the date of Closing (the "Closing Date").

            1.3 Disclaimer of Warranties. Except as specifically set forth in this Agreement and the Assignment (which is described in Section 7.2.1), the Deed (which is described in Section 7.2.3), and the Transfer Documents (which are described in Section 7.2.4), the Assets will be conveyed without warranties of any kind and EXCEPT TO THE EXTENT SET FORTH IN THIS AGREEMENT, THE ASSIGNMENT, THE DEED, AND THE TRANSFER DOCUMENTS TO THE CONTRARY, CHACO EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS, INCLUDING, WITHOUT LIMITATION, THE DISCLAIMER OF ANY WARRANTIES AS TO TITLE, HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THE PRESENCE OF COAL ON THE LEASED PREMISES, AND ASSIGNEE ACCEPTS THE ASSETS "WITH ALL FAULTS," "AS-IS," WITHOUT ANY WARRANTIES OF ANY KIND AND WITHOUT REPRESENTATION OR WARRANTY BY CHACO WITH REGARD TO PHYSICAL DEFECTS (WHETHER LATENT OR PATENT).

2. Prepayment of Advance Royalties and Purchase Price; Payment of Net Payment.

            2.1 Prepayment of Advance Royalties. At Closing, subject to adjustment as provided in Section 2.2 and the offset of the Purchase Price as provided in Section 2.3, Chaco will pay to PNRC the "Advance Royalty Prepayment" in the amount of $163,402,961.00, which is the amount that the Parties agree is the net present value on September 30, 1998 of the future advance royalties payable under the Lease, calculated based on an interest rate of 8.1% per annum.

            2.2 Adjustment to Net Payment. If Closing does not occur on September 30, 1998, the Advance Royalty Prepayment will be adjusted as follows:

                  2.2.1 if Closing occurs before September 30, 1998, the Advance
            Royalty Prepayment (i.e., the amount of $163,402,961.00) will be reduced by an amount equal to $36,262.03 multiplied by the number of days between the Closing Date (including the Closing Date) and September 30, 1998; and

                  2.2.2 if Closing occurs after September 30, 1998, the Advance

            Royalty Prepayment (i.e., the amount of $163,402,961.00) will be increased by an amount equal to $36,262.03 multiplied by the number of days between September 30, 1998 and the Closing Date (including the Closing Date).

            2.3 Payment at Closing. At Closing, Chaco will pay PNRC by wire transfer in immediately available funds the "Net Payment," which is the amount of the Advance Royalty Prepayment (as adjusted in accordance with Section 2.2) offset and reduced by the amount of the Purchase Price to be paid to Chaco by Gallo. PNRC and Gallo have made appropriate arrangements between themselves so that such netting may occur. The Net Payment amount will be $135,902,961.00, if no adjustment is required under Section 2.2.

3. Representations and Warranties.

            3.1 Chaco's Representations and Warranties. Chaco represents and warrants to Gallo and PNRC as follows:

                  3.1.1 Authority and Enforceability. Chaco is a corporation, duly formed, validly existing, and in good standing under the laws of the State of New Mexico. Chaco has full power and authority to enter into this Agreement, the Deed and the related instruments and agreements pursuant hereto (the "Related Instruments") and to perform its obligations under this Agreement, the Deed and the Related Instruments. The execution, delivery and performance of this Agreement, the Deed and the Related Instruments by Chaco has been duly and validly authorized by all requisite action on the part of Chaco. This Agreement has been duly executed and delivered on behalf of Chaco and constitutes, and the Deed and the Related Instruments, when executed and delivered on behalf of Chaco, will constitute, the legal, valid and binding obligations of Chaco, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, equitable principles or other similar laws affecting Chaco or the rights of creditors generally.

                  3.1.2 Litigation and Claims. (a) Chaco has received no notice of any pending claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation, and (b) to the best knowledge of Chaco there is no claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation, threatened, that in either case (a) or (b) would reasonably be expected to: (i) adversely affect the consummation of this transaction by Chaco; or (ii) adversely affect the ownership or operation of any of the Assets to a material extent, other than proceedings relating to the coal mining industry generally and as to which Chaco is not a named party.

                  3.1.3 No Violation. This Agreement and the execution and
            delivery hereof by Chaco do not, and the fulfillment of and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not:

                        3.1.3.1 Violate or conflict with any provision of the
                  certificate of incorporation or bylaws, each as amended to date, of Chaco;

                        3.1.3.2 To the best knowledge of Chaco, violate or
                  conflict with or require any consent, authorization or approval under any provision of any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to or binding upon Chaco;

                        3.1.3.3 Result in a breach of, constitute a default or
                  violation under (whether with notice or lapse of time or both) or require any consent, authorization or approval under any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which Chaco is a party or by which any of its properties or assets is bound;

                        3.1.3.4 Except with respect to the Other Interests or
                  that appear of record, require any consent, authorization or approval by any other third party with respect to which the Assets are bound; or

                        3.1.3.5 Result in the creation or imposition of any
                  lien, charge, security interest or other encumbrance upon the Assets.

                  3.1.4 Compliance with Laws and Regulations. To the best
            knowledge of Chaco, Chaco's ownership of the Assets is in compliance with all applicable laws, regulations, orders, judgments or decrees of any Governmental Authority having jurisdiction over the Assets. For the purposes of this Agreement, "Governmental Authority" shall mean the United States of America, any state, commonwealth, territory or possession thereof and any tribe, and any political subdivision of any of the foregoing, including, but not limited to, courts, departments, commissions, boards, bureaus, agencies or other instrumentalities.

                  3.1.5 Taxes. All taxes, assessments and charges by
            Governmental Authorities which are currently due and payable by Chaco with respect to the Assets have been paid.

                  3.1.6 Environmental.

                        3.1.6.1 For the purposes of this Agreement,
                  "Environmental Laws" shall mean federal, state or municipal laws, rules and regulations governing, regulating or relating to pollution or the protection of the environment, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and all similar state, municipal and local laws, ordinances, rules, regulations, orders, directives, determinations and requirements each as in effect on the Effective Date for purposes of the representations given on the Effective Date and as in effect on the Closing Date for all other purposes of this Agreement;

                        3.1.6.2 Chaco has not received written notice from any
                  Governmental Authority of any unresolved violation of or pending or threatened action, suit, inquiry, proceeding or investigation relating to any Environmental Law applicable to the Assets; and

                        3.1.6.3 Chaco has not received any currently outstanding
                  written notice from any Governmental Authority of any license required under any Environmental Law or legally required environmental removal, remediation or clean-up obligation with respect to the Assets.

                  3.1.7 Contracts; No Notice of Contract Breach. The Contracts
            listed in Exhibit A hereto are, to the best knowledge of Chaco, all of the contracts to which Chaco is a party which in any way relate to the Lease, the Properties, or the Other Interests; such Contracts, to the best knowledge of Chaco, are in full force and effect; and Chaco has not received any notice, whether written or, to the best knowledge of Chaco, oral, of any breach of any of the Contracts by any party thereto.

                  3.1.8 Properties; Encumbrances. The Properties listed in
            Exhibit B hereto are all of the properties of Chaco in McKinley County, New Mexico, which in any way relate to the Lease, the Contracts, or the Other Interests. Chaco has disclosed to Gallo all unrecorded mortgages, liens, charges, security interests, overriding royalty interests or other encumbrances on the Assets. No adverse title claims are pending or, to the knowledge of Chaco, threatened, with respect to any portion of the Assets, which are not of record.

                  3.1.9 No Third Party Options. To the best knowledge of Chaco, there are no unrecorded existing agreements, options, commitments, or rights with or to any person to acquire any of the Assets, except as are referenced in any exhibits to this Agreement.

                  3.1.10 Funds Available. Chaco has, or will have on the Closing
            Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Net Payment.

                  3.1.11 Mining Permits. Chaco represents and warrants that
            there are no mining permits currently in effect with respect to any of the Assets.

                  3.1.12 Chaco's Assets. Chaco represents and warrants that the
            Assets being conveyed constitute all or substantially all of Chaco's assets.

                  3.1.13 Surface Transportation Board. To the best of Chaco's knowledge, Chaco represents and warrants that Chaco holds no certificates or permits from the Federal Surface Transportation Board.

                  3.1.14 Rail Facilities Agreement. Chaco represents and
            warrants that it has not modified or amended, and has not knowingly waived or relinquished, any of its rights under the Amended and Restated Rail Facilities Agreement identified on Exhibit A hereto, including, without limitation, the right (if certain events occur or fail to occur as specified) to receive certain payments from Star Lake Railroad Company pursuant to Section 3.2(b) thereof. 3.2 Gallo's and PNRC's Representations and Warranties. Gallo and PNRC represent and warrant to Chaco as follows: 3.2.1 Authority and Enforceability. Gallo is a corporation, duly formed, validly existing, and in good standing under the laws of the state of Delaware and is authorized to do business and in good standing under the laws of the State of New Mexico. PNRC is a general partnership duly formed and validly existing under the laws of Delaware and is authorized to do business under the laws of the State of New Mexico. Each of Gallo and PNRC has full power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the Related Instruments by Gallo and PNRC has been duly and validly authorized by all requisite action on the part of Gallo and PNRC, respectively. This Agreement has been duly executed and delivered on behalf of Gallo and PNRC and constitutes, and the Related Instruments, when executed and delivered on behalf of Gallo and PNRC, will constitute, the legal, valid and binding obligations of each of Gallo and PNRC, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, equitable principles or other similar laws affecting Gallo and PNRC or the rights of creditors generally. 3.2.2 Independent Investigation. As of Closing, Gallo and PNRC agree and represent that each of them: (i) has been given the opportunity to conduct complete and independent inspections and investigations of the Assets, including, without limitation, inspections and investigations with respect to title to the Assets and with respect to environmental conditions; (ii) has consummated the transactions contemplated by this Agreement on the basis of its own independent investigation and inspection of the physical, chemical, and environmental condition of the Assets, as well as on the basis of the representations, warranties and agreements of Chaco in this Agreement, the Assignment, the Deed, and the Transfer Documents; and
            (iii) with full knowledge of the foregoing and after conducting its own independent investigation and inspection, EXCEPT TO THE EXTENT SET FORTH IN THIS AGREEMENT, THE ASSIGNMENT, THE DEED, AND THE TRANSFER DOCUMENTS, GALLO IS ACQUIRING THE ASSETS AS-IS, WHERE-IS, WITH ALL FAULTS. 3.2.3 Litigation and Claims. Gallo and PNRC have not received any notice of any pending claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation, and to the best knowledge of Gallo and PNRC, there is no claim, demand, filing, cause of action, administrative proceeding, lawsuit or other litigation, threatened, that in either case would reasonably be expected to adversely affect the consummation of this transaction by Gallo and PNRC, and there are no approvals or consents necessary for Gallo and PNRC to perform their obligations hereunder that Gallo and PNRC have not obtained or, unless waived by Chaco, will not have been obtained prior to Closing.

4. Due Diligence.

            4.1 From the date of this Agreement until the earlier of: one day prior to the date of Closing or November 7, 1998, Gallo and PNRC will have the right, subject to consent from Chaco, to: (a) inspect the Lease premises and the Properties; (b) to review documents or records pertaining to the Lease, the Contracts and the Properties; (c) to conduct an environmental review of the Lease premises and the Properties; and (d) to conduct such other reasonable investigations and review of the Assets as Gallo and PNRC consider appropriate. Subject to Chaco's consent and subject to the terms of that Confidentiality Agreement dated September 8, 1998 between Chaco and P&L Coal Holdings, Inc., Chaco will: (i) assemble and make available at reasonable times all records, lease agreements, transportation agreements, other documents and data related to the Assets;
      (ii) allow Gallo, PNRC and their consultants to make physical inspections of the Lease premises and Properties at reasonable times; and (iii) reasonably cooperate with Gallo and PNRC's other reasonable due diligence requests.

            4.2 If Gallo and PNRC should determine, in their sole and absolute discretion, that the Lease, the Contracts and the Properties are not satisfactory to Gallo or PNRC for any reason, Gallo or PNRC may terminate this Agreement by delivering written notice of such termination to Chaco one day prior to Closing. If Gallo or PNRC properly elect to terminate this Agreement pursuant to the terms hereof, thereafter no Party shall have any further rights, liabilities or obligations hereunder.

            4.3 Should Gallo or PNRC elect to conduct an environmental investigation of the Lease premises or the Properties, a copy of any written report will be furnished to Chaco immediately upon Gallo or PNRC's receipt of same.

            4.4 Gallo and PNRC shall not permit any liens to attach to any of the Assets by reason of the exercise of their rights under this Agreement. Gallo and PNRC agree to indemnify and hold Chaco harmless from and against any and all liens by employees, agents, representatives, contractors, subcontractors, materialmen, laborers and consultants performing such work and tests for Gallo or PNRC and from and against any and all claims for damages by Chaco, by Chaco's employees, or by third parties arising out of the conduct of such tests and entry upon any Chaco property.

5. Covenants of Chaco

            5.1 Conduct of Business Pending Closing. Chaco covenants that, from the date hereof to the Closing Date, Chaco shall: (a) deal with the Assets in its usual and customary manner, in the ordinary and regular course of its business; and (b) not otherwise dispose of or encumber any of the Assets.

            5.2 Access. From the date hereof to the Closing Date, Chaco shall provide Gallo and PNRC and their authorized representatives reasonable access to the Assets during normal business hours. Chaco shall use best reasonable efforts to provide accurate and complete information and documents, but makes no warranties or representations as to the accuracy or completeness of any information or documents so furnished.

            5.3 Certain Electric Power Options. Chaco agrees to facilitate discussions between Enserch Energy Services ("EES"), an affiliate of Chaco, and Citizens Power LLC ("Citizens Power"), an affiliate of Gallo and PNRC, concerning a potential agreement granting Citizens Power the option to purchase certain electric power options in various locations, although not within the state of Texas, with the option price and other terms to be as agreed in the option agreement; provided, however, the Closing of the other transactions contemplated by this Agreement is not contingent upon EES and Citizens Power reaching any agreement.

            5.4 Consents Not Obtained. To the extent that Chaco is unable to obtain a third party consent or approval to transfer any interest constituting a part of the Assets and consequently does not assign or transfer same to Gallo, Chaco shall reasonably cooperate with Gallo in obtaining such consent or approval, and shall expeditiously transfer such asset to Gallo upon obtaining such consent or approval, or otherwise use its reasonable efforts to make all benefits of such non-assigned interests available to Gallo without any administrative cost to Gallo, and Chaco shall not be obligated to incur any cost or expense after the Closing with respect to such Assets, all of which shall be for the account of Gallo.

            5.5 Delivery and Maintenance of Records. As promptly as practicable, but in any case within 90 days after the Closing Date, or, with respect to Restricted Records, within 90 days after the date that such Restricted Records cease to be Restricted Records, Chaco will deliver or cause to be delivered to Gallo to a location designated by Gallo all such Records; provided, however, that Chaco may retain:

                  5.5.1 Originals of all accounting, financial and tax Records for the Assets attributable to all periods prior to the Closing Date; provided, however, that Chaco shall provide Gallo with copies of all such accounting, financial and tax Records that Gallo may reasonably request; and

                  5.5.2 Copies of any other Records that Chaco elects to retain.
            For the purposes, of this Agreement, "Records" shall mean all existing financial, accounting, tax, business and other files, documents, instruments, papers, core drilling records in electronic media format if requested by Gallo, books, ledgers and records relating to the Assets but excluding (a) work product of legal counsel, (b) documents relating to the negotiation and consummation of the transactions contemplated by this Agreement, (c) computer software and (d) documents whose disclosure or transfer is prohibited or restricted by third party agreement, unless the necessary consent of the third party or parties has been obtained. "Restricted Records" shall mean any Records that are subject to any transfer restriction. If any Restricted Records may be transferred to Gallo upon the payment of a fee or the satisfaction of another condition, and Gallo pays such fee or satisfies such condition, such Records shall cease to be Restricted Records.

            5.6 No Liquidation, Dissolution or Bankruptcy. Chaco shall cause its articles of incorporation and by-laws to be amended to provide that Chaco shall not liquidate, dissolve or file, or permit to be filed, bankruptcy for a period of three years from the date of this Agreement; and further covenants that it shall not take any action to liquidate, dissolve or file, or permit to be filed, bankruptcy within this time period.

6. Conditions Precedent.

            6.1 Gallo's and PNRC's Conditions. The obligations of Gallo and PNRC to be performed at Closing are subject to the fulfillment by Chaco, or the waiver by Gallo and PNRC, before or at Closing, of each of the following conditions:

                  6.1.1 the representations and warranties of Chaco set forth in this Agreement shall be true and correct in all material respects on the date of this Agreement and as of the Closing Date;

                  6.1.2 Chaco must have performed and complied in all material respects with each of the covenants and conditions required by this Agreement of which performance or compliance is required prior to or at the Closing;

                  6.1.3 Gallo and PNRC receiving approvals from their respective
            Boards of Directors;

                  6.1.4 completion of Gallo's and PNRC's due diligence review in accordance with Section 4 with results satisfactory to them;

                  6.1.5 the receipt of all necessary Federal, state and local governmental and regulatory approvals for the transactions contemplated by this Agreement;

                  6.1.6 the receipt of any necessary consents from third
            parties; and

                  6.1.7 the receipt of a legal opinion from Worsham, Forsythe &
            Wooldridge, L.L.P. confirming the matters in Section 3.1.1 above.

            6.2 Chaco's Conditions. The obligations of Chaco to be performed at Closing are subject to each of the following conditions, unless waived by
      Chaco:

                  6.2.1 the representations and warranties of Gallo and PNRC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;

                  6.2.2 Gallo and PNRC must have performed and complied in all material respects with each of the covenants and conditions required by this Agreement of which performance or compliance is required prior to or at the Closing;

                  6.2.3 Chaco receiving approval from its Board of Directors;

                  6.2.4 the receipt of all necessary Federal, state and local governmental and regulatory approvals for the transactions contemplated by this Agreement;

                  6.2.5 the receipt of any necessary consents from third
            parties; and

                  6.2.6 the receipt of a legal opinion from the general counsel of PNRC and Gallo confirming the matters in Section 3.2.1 above.

7. Closing.

            7.1 The Closing. The closing of the transactions described in this Agreement shall be consummated (the "Closing") in Dallas, Texas, at the offices of Worsham, Forsythe & Wooldridge, L.L.P., 1601 Bryan Street, 30th Floor, Dallas, Texas 75201 before 2:00 p.m. on the 30th day of September, 1998, or as soon as practicable after receipt or waiver of all necessary consents and approvals and the satisfaction or waiver of other conditions precedent (the "Closing Date"); provided that, if Closing does not occur by

      December 15, 1998, this Agreement will terminate to the extent set forth in Section 10.2.

            7.2 Documents to be Delivered at Closing. At the Closing, Chaco shall deliver to Gallo:

                  7.2.1 an Assignment, Conveyance, Assumption, Consent and
            Release Agreement, in the form attached as Attachment I (the "Assignment"), properly executed and acknowledged by Chaco;

                  7.2.2 a Notice of Assignment of the Assignment, Conveyance,
            Assumption, Consent and Release Agreement (the "Notice") properly executed and acknowledged by Chaco;

                  7.2.3 a Special Warranty Deed, in the form attached as
            Attachment II (the "Deed"), properly executed and acknowledged by Chaco; and

                  7.2.4 such forms of transfer documents (the "Transfer
            Documents") properly executed by Chaco that are required by the appropriate federal or state authorities to transfer or assign, without warranties of any kind, the Other Interests.

            7.3 Execution of Assignment, Notice, and Transfer Documents. At the Closing, Gallo and PNRC shall cause the Assignment, the Notice, and the Transfer Documents to be properly executed and acknowledged on behalf of Gallo and PNRC, and shall then cause the fully executed Notice to be properly recorded in the records of McKinley County, New Mexico. Gallo shall also obtain the complete execution of the Transfer Documents by any required parties, and Gallo will properly file or record the fully executed Transfer Documents and the Deed.

            7.4 Payment of Net Payment. At the Closing, Chaco shall pay to PNRC the Net Payment by wiretransfer in immediately available funds. Account
      Name: Peabody Natural Resources Company; Account Number: 323-037259; Bank
      Name: Chase Manhattan Bank; Bank Address: New York, New York; ABA Number:
      21000021.

8. Assumptions by Gallo. As of the Closing, Gallo assumes: (a) all of the costs, obligations and liabilities that relate to the Assets and arise on or after the Closing Date, other than obligations or liabilities incurred, but not yet required to be performed, or caused by Chaco prior to the Closing Date, including, without limitation, obligations and liabilities under the Lease and the Contracts and obligations and liabilities relating to the Properties; (b) the obligation to comply with any preferential rights to purchase the Assets that have not been complied with prior to Closing which preferential rights have been fully disclosed to Gallo by Chaco or appear of record and which arise only under Contracts shown on Exhibit A; and (c) the obligation to obtain any consents (subject to the obligation of Chaco hereunder to reasonably cooperate with Gallo without compensation in obtaining any such consent) that have not been obtained prior to Closing. Such assumed obligations are hereinafter referred to as the "Gallo Assumed Obligations". Included in the costs, obligations and liabilities assumed by Gallo as of the Closing, without limiting such costs, obligations and liabilities, are all liabilities, obligations, penalties, fines, losses, costs or expenses, whether direct, indirect, pending, threatened, contingent or otherwise (collectively, "Costs"), arising from, based on, associated with, or related to the presence, handling, management, storage, transportation, processing, treatment, disposal, release, migration or escape of Environmental Contaminants on or relating to the Assets, resulting from any action of Gallo on or after the Closing Date, and whether based on negligence, strict liability or otherwise (collectively, "Environmental Liabilities"). As used herein, the term "Environmental Contaminants" shall mean any pollutant, waste, contaminant, or hazardous or toxic material, substance or waste.

9. Tax Prorations. Real and personal property taxes for the Assets for calendar year 1998 shall be prorated between Gallo and Chaco, as appropriate, as of the Closing Date. Chaco shall pay Gallo such amounts within thirty (30) days of receipt of any invoicing by Gallo, showing such amounts being actually paid by Gallo. Any taxes in addition to the amounts prorated shall be the obligation of Gallo.

10. Termination.

            10.1 Termination Events. Except as otherwise stated herein, if: (i) any condition to Gallo's or PNRC's obligations hereunder is not satisfied and such condition is not waived by Gallo or PNRC (as the case may be) at or prior to the Closing; or (ii) any condition to Chaco's obligations hereunder is not satisfied and such condition is not waived by Chaco at or prior to the Closing, then the Party whose obligations are subject to such unwaived condition, may terminate this Agreement at its option, at or prior to the Closing Date, by written notice to the other Parties. Closing shall be deemed conclusive waiver of any conditions precedent(s) to Closing by the Parties.

            This Agreement is also subject to termination as provided in Sections 4.2 and 7.1.

            10.2 Effect of Termination. In the event of the termination of this Agreement as provided or referred to in this Section 10, this Agreement will terminate and no Party will owe any further obligations to any other Party, except that the terms of Sections 4 and 17 will survive the termination of this Agreement.

11. Survival, Indemnification and Liability.

            11.1 Survival. The liability of Chaco, Gallo and PNRC under each of their respective representations, warranties, covenants, agreements and indemnities shall survive Closing, together with execution and delivery of the Deed, the Assignment, and the Transfer Documents.

            11.2 Gallo's and PNRC's Indemnification. To the extent permitted by law, Gallo and PNRC, from and after Closing, shall defend, indemnify and hold Chaco and TUC, or either of them, and each of Chaco's and TUC's affiliates, together with each of their respective shareholders, officers, directors, employees and agents (collectively the "Chaco Indemnitees"), harmless from and against any and all claims, demands, actions, obligations, and other liabilities threatened against or suffered by the Chaco Indemnitees as a result of the following ("Claims"): (i) any Environmental Liabilities arising from the actions of Gallo or PNRC relating to the Assets on or after the Closing Date; (ii) the ownership or operation of the Assets by Gallo or PNRC (excluding Environmental Liabilities) on or after the Closing Date; (iii) any liability or obligation expressly assumed by Gallo or PNRC pursuant to this Agreement;

      or (iv) any fees or commissions arising with respect to brokers or finders retained or engaged by Gallo or PNRC and resulting from or relating to the transactions contemplated in this Agreement.

            11.3 Chaco's Indemnification. To the extent permitted by law, Chaco, from and after Closing, shall defend, indemnify and hold Gallo and PNRC, or either of them, and each of Gallo's and PNRC's affiliates, together with each of their respective shareholders, officers, directors, employees and agents (collectively the "Gallo Indemnitees"), harmless from and against any and all claims, demands, actions, obligations and other liabilities threatened against or suffered by the Gallo Indemnitees as a result of the following: (i) any Environmental Liabilities arising from the actions of Chaco relating to the Assets before the Closing Date; (ii) the ownership or operation of the Assets by Chaco (excluding Environmental Liabilities) before the Closing Date, (iii) any liability or obligation expressly assumed by Chaco pursuant to this Agreement; or (iv) any fees or commissions arising with respect to brokers or finders retained or engaged by Chaco and resulting from or relating to the transactions contemplated by this Agreement (collectively, the "Chaco Retained Obligations").

            11.4 Release and Covenant Not to Sue by Gallo and PNRC. If Gallo acquires the Assets, Gallo and PNRC hereby covenant and agree on behalf of themselves, together with their successor owners and assigns of the Assets, not to in any manner whatsoever sue or bring any other action against, or join any third party's action against, the Chaco Indemnitees, or any of them for or with respect to, and as of the Closing Date hereby fully release the Chaco Indemnitees from, any and all Claims that Gallo or PNRC, its successors and assigns, may now have or in the future may have against the Chaco Indemnitees that in any way arise from the Gallo Assumed Obligations; provided, that, with respect to Chaco's obligations to PNRC under the Lease, this release and covenant not to sue shall extend to Claims arising under the Lease before, on, or after the Closing Date.

            11.5 Release and Covenant Not to Sue by Chaco. If Gallo acquires the Assets, Chaco hereby covenants and agrees not to in any manner whatsoever sue or bring any other action against, or join any third party's action against, the Gallo Indemnitees, or any of them for or with respect to, and as of the Closing Date hereby fully release the Gallo Indemnitees from, any and all Claims that Chaco, its successors and assigns, may now have or in the future may have against the Gallo Indemnitees that in any way arise from the Lease or the Chaco Retained Obligations.

            11.6 Limitation of Liability. Chaco, Gallo and PNRC each waive any right to recover special, exemplary or consequential damages in any action or proceeding relating to this Agreement.

12. Further Assurances. After the Closing, each of Chaco, Gallo and PNRC shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, and take such other action, as reasonably may be necessary to carry out their obligations under this Agreement, or any exhibit, document, certificate or other instrument delivered pursuant hereto.

13. Access to Records by Chaco. After the Closing Date, Chaco and its authorized representatives shall have reasonable access (including copying privileges at Chaco's sole cost and expense) during Gallo's and PNRC's normal business hours to the books and records of Gallo and PNRC pertaining to the Assets for periods prior to the Closing Date.

14. Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail, postage prepaid, return receipt requested, or by telex, facsimile or telecopy, to the addresses of the Parties set forth below. Any such notice shall be effective upon receipt.

      Chaco:            Chaco Energy Company
                  1601 Bryan Street, 42nd Floor
                  Dallas, Texas 75201
                  Attention: Peter B. Tinkham

      Gallo:            Gallo Finance Company
                  701 Market Street
                  Suite 713
                  St. Louis, MO 63101
                  Attention: President

      PNRC:             Peabody Natural Resources Company
                  701 Market Street
                  Suite 718
                  St. Louis, MO 63101
                  Attention: General Partners

Any Party may, by written notice so delivered, change its address for notice purposes hereunder.

15. Assignment. None of Chaco, Gallo and PNRC may assign its respective rights, or delegate its respective duties or obligations, arising under this Agreement, without the prior written consent of the other Parties.

16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Mexico, without the effect of any principles of conflicts of laws.

17. Expenses and Fees. Whether or not the transactions contemplated by this Agreement are consummated, each of the Parties will pay the fees and expenses of their respective counsel, accountants, engineers and other consultants retained by them incident to the transactions contemplated by this Agreement. Gallo will pay all fees for the recording of transfer documents, together with any sales, transfer, stamp or other excise taxes resulting from the transfer of the Assets to Gallo. All other costs shall be borne by the Party incurring them.

18. Integration. This Agreement, together with the Exhibits hereto and the other agreements to be entered into by the Parties pursuant hereto, sets forth the entire agreement and understanding of the Parties in respect to the transactions referenced herein, and supersedes all other agreements, arrangements and understandings relating to the subject matter hereof, except with respect to the Confidentiality Agreement described in Section 4, which remains in full force and effect.

19. Modification. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by duly authorized officers of Chaco, Gallo and PNRC, or, in the case of a waiver or consent, by or on behalf of the Party or Parties waiving compliance or giving such consent.

20. Independent Investigation. Gallo and PNRC acknowledge that, in entering into this Agreement, and consummating the transactions contemplated hereby, Gallo and PNRC have relied on the basis of their own independent inspections and investigations of the Assets, together with the express written representations of Chaco set forth in this Agreement, the Assignment, the Deed and the Transfer Documents. Except as expressly set forth in this Agreement, the Assignment, the Deed and the Transfer Documents CHACO MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ASSETS. IN ADDITION, GALLO AND PNRC ACKNOWLEDGE THAT CHACO HAS NOT MADE, AND HEREBY EXPRESSLY DISCLAIMS AND NEGATES, EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, THE DEED, THE ASSIGNMENT AND THE TRANSFER DOCUMENTS, ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AT COMMON LAW OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES RELATING TO TITLE, HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS, SAMPLES OR MATERIALS, TOGETHER WITH ANY OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ASSETS, OR ANY AGREEMENT OR INSTRUMENT RELATED THERETO.

21. Multiple Originals. This Agreement may be executed in any number of identical originals. In making proof of this Agreement, it is not necessary to produce or account for more than one original.

22. Announcements. Prior and subsequent to the Closing Date, none of Chaco, Gallo and PNRC shall make written announcements or other written public disclosures or issue press releases relating to the content of this Agreement or the transactions contemplated hereby without the prior written approval of the other Parties to this Agreement to the form and content of the release or disclosure. Notwithstanding the foregoing, each Party shall be entitled to disclose such information without limitation (i) to its affiliates, attorneys, financial or lending institutions, outside auditors and insurers, (ii) as may be required by law or by regulation or order of Governmental Authority, or contract, or by the rules of any stock exchange applicable to such Party or its affiliates, or as part of such Party's good faith attempt to comply with disclosure obligations under any of the same, (iii) to the extent necessary for such Party to obtain third party consents; and (iv) as may be necessary or desirable to enforce such Party's rights hereunder.

23. Negotiation of Agreement. This Agreement was negotiated by all Parties, and not by any Party to the exclusion of the other Parties. The Parties agree that this Agreement shall not be construed against or interpreted to the disadvantage of any Party by any court, or other governmental or judicial authority, because of any Party having, or being deemed to have, prepared, structured or dictated this Agreement, or any provision herein.

          EXECUTED AND EFFECTIVE as of the date first set forth above.

CHACO:                                      GALLO:

CHACO ENERGY COMPANY                GALLO FINANCE COMPANY

By:/s/ Peter B. Tinkham             By:/s/ W. Howard Carson
-------------------------------     -------------------------------------
Name: Peter B. Tinkham              Name: W. Howard Carson
Its:  Executive Vice President      Its:  Vice President


                          PNRC:
                          PEABODY NATURAL RESOURCES
                          COMPANY, by its General Partners

                          Gold Fields Mining Corporation,
                          General Partner

                          By:/s/ W. Howard Carson
                          -------------------------------------
                          Name: W. Howard Carson
                          Its:  Vice President


                          Peabody America, Inc.,
                          General Partner

                          By:/s/ W. Howard Carson
                          -------------------------------------
                          Name: W. Howard Carson
                          Its:  Vice President

                                    EXHIBIT A

       Attached to and made a part of that certain Agreement between Chaco
                    Energy Company, Peabody Natural Resources
                        Company and Gallo Finance Company

                              Schedule of Contracts

1. Exchange Closing Agreement dated June 25, 1993 between Hospah Coal Company, The Atchison, Topeka and Santa Fe Railroad Company, Chaco Energy Company, Hanson Natural Resources Company and others.

2. Option to Acquire Interest in Fee and Private Easement Right-Of-Way for the Baca Coal Spur dated June 25, 1993 between Chaco Energy Company and Santa Fe Pacific Minerals Corporation.

3. Option to Acquire Interest in State Right-Of-Way for the Baca Coal Spur dated June 25, 1993 between Chaco Energy Company and Santa Fe Pacific Minerals Corporation.

4. Agreement to Provide Advance Notice to Chaco of Termination of Ground Lease for the Baca Coal Spur dated June 25, 1993 between Chaco Energy Company, Santa Fe Pacific Minerals Corporation and LRCS Limited Partnership.

5. Amended and Restated Rail Facilities Agreement dated June 25, 1993, between Chaco Energy Company, The Atchison, Topeka and Santa Fe Railway Company, Star Lake Railroad Company and Hanson Natural Resources Company and others.

6. Rail Transportation Agreement dated February 28, 1990 between The Atchison Topeka and Santa Fe Railway Company and Chaco Energy Company, as amended by First Amendment to Rail Transportation Agreement dated June 25, 1993.

7. Amended and Restated San Juan Basin Agreement dated June 25, 1993 between Hospah Coal Company, Hanson Natural Resources Company and Chaco Energy Company; a Notice and Memorandum of Amended and Restated San Juan Basin Agreement being recorded with the Clerk of McKinley County, New Mexico in Book 6 of COMP, pp.9193-9208.

8. Agreement entered into on July 22, 1981 between the Navajo Nation, also known as the Navajo Tribe, and Chaco Energy Company.

9. Agreement dated October 24, 1980 between Jerry Elkins and Luann Elkins, husband and wife (as successors to Rollin M. Albers and wife, Imogen Albers and Betty Albers, individually and as Trustee under the Trust established under the last Will and Testament of W. B. Albers, Deceased, collectively doing business as Albers Brothers) and Chaco Energy Company.

10. Agreement dated April 7, 1978 between Claude Fondaw and wife, Anna Pauline Fondaw and Chaco Energy Company.

11. Grazing Permit between Tanner, Inc. and Chaco Energy Company dated July 1, 1983, as amended on October 18, 1988 and December 8, 1997.

12. Agreement, dated September 10, 1980, by and between the Pueblo Pintado, the Whitehorse Lake Chapters, and Chaco Energy Company.

                                    EXHIBIT B

       Attached to and made a part of that certain Agreement between Chaco
                    Energy Company, Peabody Natural Resources
                        Company and Gallo Finance Company

                            Description of Properties

1. All of Chaco's right, title and interest in the Sections 1 and 3, Township 16 North, Range 10 West, NMPM, McKinley County, New Mexico, subject, however, to that certain Agreement dated October 24, 1980 between Jerry Elkins and Luann Elkins, husband and wife (as successors to Rollin M. Albers and wife, Imogen Albers and Betty Albers, individually and as Trustee under the Trust established under the last Will and Testament of
      W. B. Albers, Deceased, collectively doing business as Albers Brothers) and Chaco Energy Company.

2. All of Chaco's right, title and interest in that tract of land out of the NW/4 NE/4 of Section 10, Township 19 North, Range 6 West, NMPM, McKinley County, New Mexico, more particularly described in that Warranty Deed dated April 7, 1978 from Claude Fondaw and wife, Anna Pauline Fondaw, which Deed is recorded at Book 31, Page 911 of the Deed Records of McKinley County, New Mexico, subject, however, to that certain Agreement dated April 7, 1978 between Claude Fondaw and wife, Anna Pauline Fondaw and Chaco Energy Company.

3. All of Chaco's right, title and interest in the following lands: Township 19 North, Range 6 West, NMPM, McKinley County, New Mexico N/2 Section 9; and Sections 1, 3, 11 and 12; Township 20 North, Range 7 West, NMPM, McKinley County, New Mexico Sections 13, 14, 23, 24 and 25; Township 20 North, Range 6 West, NMPM, McKinley County, New Mexico SW/4 Section 34 and Sections 29, 31, and 33; subject, however, to that Agreement entered into on July 22, 1981 between the Navajo Nation, also known as the Navajo Tribe, and Chaco Energy Company and to certain option rights described in that Special Warranty Deed dated July 22, 1981 from the Navajo Tribe to Chaco Energy Company, which is recorded at Book 32, pp. 339-340 of the Deed Records of McKinley County, New Mexico.

4. All of Chaco's right, title and interest in the NE/4 of Section 8, Township 19 North, Range 6 West, NMPM, McKinley County, New Mexico.

5. All of Chaco's right, title and interest in the Section 32, Township 20 North, Range 6 West, NMPM, McKinley County, New Mexico.

                                    EXHIBIT C

       Attached to and made a part of that certain Agreement between Chaco
                    Energy Company, Peabody Natural Resources
                        Company and Gallo Finance Company

                         Description of Other Interests

1. Right of Way granted by the United States Department of the Interior, Bureau of Land Management to Chaco Energy Company on October 10, 1980 (BLM ROW NM-041566).

2. Coal Mining Lease between the State of New Mexico and Chaco Energy Company dated September 15, 1986, covering the S/2 of Section 2, T19N-R6W, NMPM (Lease No. M-15596-4 (Renewal)).

3. Coal Mining Lease between the State of New Mexico and Chaco Energy Company dated September 15, 1986, covering Lots 1, 2, 3, 4 and the S/2 N/2 of
      Section 2, T19N-R6W, NMPM (Lease No. M-15597-4 (Renewal)).

4. State of New Mexico Business Lease covering Section 2, T16N-R10W, NMPM (BL-1021).

5. New Mexico State Engineer Office, Monitor Well Permit numbers: SJ-989-1 through SJ989-6.

                                  ATTACHMENT I

                   Attached to and made a part of that certain
                     Agreement between Chaco Energy Company,
                      Peabody Natural Resources Company and
                             Gallo Finance Company.

                       ASSIGNMENT, CONVEYANCE, ASSUMPTION,
                          CONSENT AND RELEASE AGREEMENT

      THIS ASSIGNMENT, CONVEYANCE, ASSUMPTION, CONSENT AND RELEASE AGREEMENT ("Assignment") is dated this 30th day of September, 1998, by and between Chaco Energy Company, a New Mexico corporation ("Chaco" or "Assignor"), whose address is 1601 Bryan Street, Dallas, Texas 75201, Gallo Finance Company, a Delaware corporation ("Assignee"), whose address is 701 Market Street, Suite 713, St. Louis, Missouri 63101, and Peabody Natural Resources Company, a Delaware general partnership ("Lessor" or "PNRC"). Chaco, Assignee and Lessor may be referred to in this Assignment individually as a "Party" and collectively as the "Parties."

      WHEREAS, Chaco is the lessee under that certain Coal Lease dated and effective as of April 15, 1977 from Hospah Coal Company, as lessor, to Chaco, as amended by Modification No. 1 dated February 12, 1981, as amended and restated by Modification No. 2 effective as of February 28, 1990, and as further amended by Amendment To Coal Lease dated June 25, 1993 (the Coal Lease, as so amended, being referred to in this Assignment as the "Lease"); Memoranda of the Lease being recorded with the Clerk of McKinley County, New Mexico in Book 47 of

Leases, Pages 338 through 342; in Book 52 of Leases, Pages 302 through 305; and in Book 1 COMP, Pages 6051 through 6054; and

      WHEREAS, Lessor has succeeded to the rights of Hospah Coal Company as lessor under the Lease; and

      WHEREAS, Assignee wishes to acquire from Chaco all of Chaco's interest in the Lease and certain related contracts (as more particularly described below, the "Contracts"), and Chaco wishes to assign and convey to Assignee, without warranties of any kind except as specified in this Assignment, all of Chaco's rights in the Lease and the Contracts; and

      WHEREAS, Section 21(B) of the Lease provides that, without the prior written approval of Lessor, Chaco will not assign, in whole or part, its rights and obligations under the Lease; and

      WHEREAS, Texas Utilities Company ("TUC") assured the performance of certain of Chaco's obligations under the Lease pursuant to that surety agreement dated April 15, 1977, as amended and restated by Amended and Restated Surety Agreement effective February 28, 1990 between TUC and Hospah Coal Company (the original surety agreement, as amended and restated, is referred to in this Assignment as the "Surety Agreement"); and

      WHEREAS, Chaco wishes to assign and convey all of its interest in the Lease and the Contracts to Assignee, Assignee wishes to assume all obligations under the Lease and the Contracts, and Lessor and Assignee wish to release Chaco and TUC from: (a) certain obligations and liabilities under or related to the Lease and the Contracts; and (b) the Surety Agreement.

      NOW THEREFORE, in consideration of ten dollars and other valuable consideration, the receipt and sufficiency of which is acknowledged by each Party, Chaco, Assignee and Lessor agree as follows:

      1. Subject to all of the other terms of this Assignment, Chaco hereby:

            (a) with limited special warranty of title, only assigns, conveys, transfers and sets over to the Assignee all of Assignor's right, title and interest in and to the Lease; and

            (b) assigns to Assignee, with no warranties of any kind, all of its right, title and interest in and to the contracts described in Exhibit A attached to and made a part of this Assignment (the "Contracts").

      2. The Lease and the Contracts (collectively, the "Assets") are assigned and conveyed, and the limited special warranties of title made in Section 1, are subject to the following terms, conditions, reservations and exceptions:

            (a) all exceptions, conveyances, reservations, easements and encumbrances that appear in the records of McKinley County, New Mexico;

            (b) all exceptions, limitations, restrictions and matters referenced in any exhibit attached to this Assignment;

            (c)   easements, or claims of easements, on or across the Lease

                  (whether visible or not), which are not recorded in the public records;

            (d) general real estate taxes and special assessments for 1998 and subsequent years not yet due and payable, and any subsequent tax assessment, the payment of all of which Assignee assumes; and

            (e) EXCEPT TO THE EXTENT SET FORTH IN THIS ASSIGNMENT TO THE CONTRARY AND AS OTHERWISE PROVIDED FOR IN THE AGREEMENT (DEFINED BELOW), CHACO EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASE AND THE CONTRACTS, INCLUDING, WITHOUT LIMITATION, THE DISCLAIMER OF ANY WARRANTIES AS TO TITLE, HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR THE PRESENCE OF COAL ON THE LEASED PREMISES, AND ASSIGNEE ACCEPTS THE LEASE AND THE CONTRACTS "WITH ALL FAULTS," "AS-IS," WITHOUT ANY WARRANTIES OF ANY KIND AND WITHOUT REPRESENTATION OR WARRANTY BY CHACO WITH REGARD TO PHYSICAL DEFECTS (WHETHER LATENT OR PATENT).

      3. The Assignee hereby assumes, agrees to be bound by, and undertakes to perform or to have performed each and every one of the terms, covenants, and conditions contained in the Lease on and after the date of this Assignment.

      4. PNRC hereby consents to and recognizes the Assignee as the Assignor's successor in interest in and to the Lease. The Assignee hereby becomes entitled to all right, title, and interest of the Assignor in and to the Lease in all respects as if the Assignee were the original party to the Lease. The term "Lessee" as used in the Lease shall be hereafter deemed to refer to the Assignee rather than to the Assignor.

      5. PNRC hereby fully releases Assignor, as the original Lessee, from any and all liability of any kind relating to the Lease, including payment of all advance royalties due and payable under the Lease.

      6. PNRC hereby fully releases Texas Utilities Company from the Surety Agreement, and the Surety Agreement is hereby deemed terminated.

      7. PNRC hereby further releases Assignor from any and all liability relating to the Lease for any events, actions or inactions of the Assignee occurring under the Lease on or subsequent to the date of this Assignment.

      8. The Assignor hereby releases PNRC from any and all liability relating to the Lease for any events, actions or inactions of PNRC, as Lessor, under the Lease occurring prior to, on or subsequent to the date of this Assignment.

      9. All notices provided for under the Lease which had previously been given to Assignor shall be given to Assignee at the following address, unless PNRC is otherwise notified by Assignee:

      Gallo Finance Company
      701 Market Street, Ste. 713
      St. Louis, Missouri 63101
      Attention:  President

      10. Except as herein modified, the Lease shall otherwise remain in full force and effect.

      11. Assignee hereby accepts and assumes all obligations of Chaco under the Lease, the Contracts and all instruments affecting the Assets and agrees that is bound by the terms and conditions of the Lease and the Contracts and each instrument affecting the Assets as if Assignee were an original signatory party thereto.

      12. Lessor hereby consents to the assignment of the Lease as set forth in this Assignment.

      13. This Assignment is further subject to the terms and conditions of that Agreement dated September 30, 1998 ("Agreement") between Chaco, Assignee and Lessor, including without limitation, terms and conditions relating to releases and indemnifications by the Parties.

      IN WITNESS WHEREOF, this Agreement is executed effective as of this 30th day of September, 1998.

                        CHACO:
                        CHACO ENERGY COMPANY

                         By:____________________________
                         Name:__________________________
                         Title:_________________________


                        ASSIGNEE:
                        GALLO FINANCE COMPANY

                         By:____________________________
                         Name:__________________________
                         Title:_________________________


                        LESSOR:
                        PEABODY NATURAL RESOURCES COMPANY,
                        by its General Partners
                        Gold Fields Mining Corporation,
                        General Partner

                         By:____________________________
                         Name:__________________________
                         Title:_________________________

                        Peabody America, Inc.,
                        General Partner

                         By:____________________________
                         Name:__________________________
                         Title:_________________________

State of Texas    ss.
          ss.
County of Dallas  ss.

      This instrument was acknowledged before me on September ___, 1998 by _____________________________, _______ President of Chaco Energy Company, a
Texas corporation, on behalf of said corporation.

                       ------------------------------
                       Notary Public, State of Texas
                       Printed Name:___________________
                       My Commission expires:__________

State of ________ ss.
          ss.
County of ______  ss.

      This instrument was acknowledged before me on September ___, 1998 by _____________________________, _______ President of Gallo Finance Company, a
Delaware corporation, on behalf of said corporation.

                       ------------------------------
                       Notary Public, State of ___________
                       Printed Name:___________________
                       My Commission expires:__________

State of ________ ss.
          ss.
County of ______  ss.

      This instrument was acknowledged before me on September ___, 1998 by _____________________________, _______ President of Gold Fields Mining
Corporation, a general partner of Peabody Natural Resources Company, on behalf of Peabody Natural Resources Company, a Delaware general partnership.

                       ------------------------------
                       Notary Public, State of ___________
                       Printed Name:___________________
                       My Commission expires:__________

State of ________ ss.
          ss.
County of ______  ss.

      This instrument was acknowledged before me on September ___, 1998 by _____________________________, _______ President of Peabody America, Inc., a
general partner of Peabody Natural Resources Company, on behalf of Peabody Natural Resources Company, a Delaware general partnership.


                       -----------------------------
                       Notary Public, State of ___________
                       Printed Name:___________________
                       My Commission expires:__________

                                    EXHIBIT A

             Attached to and made a part of that certain Assignment,
              Conveyance, Assumption, Consent and Release Agreement
                          between Chaco Energy Company,
           Peabody Natural Resources Company and Gallo Finance Company

                              Schedule of Contracts

1. Exchange Closing Agreement dated June 25, 1993 between Hospah Coal Company, The Atchison, Topeka and Santa Fe Railroad Company, Chaco Energy Company, Hanson Natural Resources Company and others.

2. Option to Acquire Interest in Fee and Private Easement Right-Of-Way for the Baca Coal Spur dated June 25, 1993 between Chaco Energy Company and Santa Fe Pacific Minerals Corporation.

3. Option to Acquire Interest in State Right-Of-Way for the Baca Coal Spur dated June 25, 1993 between Chaco Energy Company and Santa Fe Pacific Minerals Corporation.

4. Agreement to Provide Advance Notice to Chaco of Termination of Ground Lease for the Baca Coal Spur dated June 25, 1993 between Chaco Energy Company, Santa Fe Pacific Minerals Corporation and LRCS Limited Partnership.

5. Amended and Restated Rail Facilities Agreement dated June 25, 1993, between Chaco Energy Company, The Atchison, Topeka and Santa Fe Railway Company, Star Lake Railroad Company and Hanson Natural Resources Company and others.

6. Rail Transportation Agreement dated February 28, 1990 between The Atchison Topeka and Santa Fe Railway Company and Chaco Energy Company, as amended by First Amendment to Rail Transportation Agreement dated June 25, 1993.

7. Amended and Restated San Juan Basin Agreement dated June 25, 1993 between Hospah Coal Company, Hanson Natural Resources Company and Chaco Energy Company; a Notice and Memorandum of Amended and Restated San Juan Basin Agreement being recorded with the Clerk of McKinley County, New Mexico in Book 6 of COMP, pp.9193-9208.

8. Agreement entered into on July 22, 1981 between the Navajo Nation, also known as the Navajo Tribe, and Chaco Energy Company.

9. Agreement dated October 24, 1980 between Jerry Elkins and Luann Elkins, husband and wife (as successors to Rollin M. Albers and wife, Imogen Albers and Betty Albers, individually and as Trustee under the Trust established under the last Will and Testament of W. B. Albers, Deceased, collectively doing business as Albers Brothers) and Chaco Energy Company.

10. Agreement dated April 7, 1978 between Claude Fondaw and wife, Anna Pauline Fondaw and Chaco Energy Company.

11. Grazing Permit between Tanner, Inc. and Chaco Energy Company dated July 1, 1983, as amended on October 18, 1988 and December 8, 1997.

                                  ATTACHMENT II

                   Attached to and made a part of that certain
                     Agreement between Chaco Energy Company,
                      Peabody Natural Resources Company and
                             Gallo Finance Company.

RECORDING REQUESTED BY
AND WHEN RECORDED, MAIL
TO SUSAN MCCORMACK, ESQ.
KELEHER & MCLEOD, P.A.
P.O. DRAWER AA, ALBUQUERQUE, NM 87103

                              SPECIAL WARRANTY DEED

      Chaco Energy Company, a New Mexico corporation, ("Grantor") for consideration paid, grants, gives, bargains, sells, and conveys to Gallo Finance Company, a Delaware corporation ("Grantee"), whose address is 701 Market Street, Ste. 713, St. Louis, Missouri 63101 all of that real property situated in McKinley County, New Mexico, which property is more particularly described in Exhibit A attached hereto (the "Granted Premises"), subject to those matters expressly set forth in the description thereof (the "Exceptions").

      Grantor, for itself and its successors, covenants with Grantee, its successors and assigns, that the Granted Premises are free from all encumbrances made by Grantor, and that Grantor will, and its successors shall, warrant and defend the same to Grantee, its successors and assigns, forever against the lawful claims and demands of all persons claiming by, through or under Grantor, but against none other, provided that any and all exceptions, conveyances, reservations, easements and encumbrances that appear in the records of McKinley County, New Mexico are excluded from this warranty.

      IN WITNESS WHEREOF, Grantor has executed this SPECIAL WARRANTY DEED as of the _____ day of September, 1998.

                         CHACO ENERGY COMPANY

                         By:____________________________
                         Name:__________________________
                         Title:_________________________

                         ACKNOWLEDGMENT FOR CORPORATION

State of Texas    ss.
         ss.
County of Dallas  ss.

      The foregoing instrument was acknowledged before me this _____ day of September, 1998, by ______________________________________, ________ President
of Chaco Energy Company, a New Mexico corporation, on behalf of said corporation.

                       ------------------------------
                       Notary Public, State of ___________
                       Printed Name:___________________
                       My Commission expires:__________

                                   EXHIBIT "A"
                                       TO
                              SPECIAL WARRANTY DEED
                                 BY AND BETWEEN
                      CHACO ENERGY COMPANY ("GRANTOR") AND
                        GALLO FINANCE COMPANY ("GRANTEE")

      Any and all right, title and interest of Grantor in and to the real property described below (the "Real Property") and all rights, interests, privileges, hereditaments and appurtenances incident thereto, including, but not limited to:

      a) any and all right, title and interest in minerals, including, without limitation, gold, coal, silver, precious metals, base metals, oil and gas, and, to the extent considered minerals under applicable law, sand, gravel, stone and geothermal steam, and rights appurtenant thereto;

      b)    any and all right, title and interest in and to (and all rights to use) the surface estate;

      c)    any and all easements, licenses, privileges, uses and rights-of-way;

      d) any and all buildings, improvements, structures, fixtures and facilities located in, on or under, affixed to or erected upon any of the Real Property;

      e) any and all water, water rights, and applications for water rights, in and to the following Real Property:

1. Sections 1 and 3, Township 16 North, Range 10 West, NMPM, McKinley County, New Mexico, subject, however, to that certain Agreement dated October 24, 1980 between Jerry Elkins and Luann Elkins, husband and wife (as successors to Rollin M. Albers and wife, Imogen Albers and Betty Albers, individually and as Trustee under the Trust established under the last Will and Testament of W. B. Albers, Deceased, collectively doing business as Albers Brothers) and Chaco Energy Company.

2. A tract of land out of the NW/4 NE/4 of Section 10, Township 19 North, Range 6 West, NMPM, McKinley County, New Mexico, more particularly described in that Warranty Deed dated April 7, 1978 from Claude Fondaw and wife, Anna Pauline Fondaw, which Deed is recorded at Book 31, Page 911 of the Deed Records of McKinley County, New Mexico, subject, however, to that certain Agreement dated April 7, 1978 between Claude Fondaw and wife, Anna Pauline Fondaw and Chaco Energy Company.

3.    The following lands:

      Township 19 North, Range 6 West, NMPM, McKinley County, New Mexico N/2
      Section 9; and Sections 1, 3, 11 and 12; Township 20 North, Range 7 West, NMPM, McKinley County, New Mexico Sections 13, 14, 23, 24 and 25; Township 20 North, Range 6 West, NMPM, McKinley County, New Mexico SW/4 Section 34 and Sections 29, 31, and 33; subject, however, to that Agreement entered into on July 22, 1981 between the Navajo Nation, also known as the Navajo Tribe, and Chaco Energy Company and to certain option rights described in that Special Warranty Deed dated July 22, 1981 from the Navajo Tribe to Chaco Energy Company, which is recorded at Book 32, pp. 339-340 of the Deed Records of McKinley County, New Mexico.

4. The NE/4 of Section 8, Township 19 North, Range 6 West, NMPM, McKinley County, New Mexico. 5. Section 32, Township 20 North, Range 6 West, NMPM, McKinley County, New Mexico.

III-1